CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 of ASA Gold and Precious Metals Limited (the “Fund”) and to the use of our report dated January 29, 2026 on the financial statements and financial highlights of the Fund, appearing in Form N-CSR for the year ended November 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 3, 2026